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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lincoln Electric Holdings, Inc. 1998 Stock Option Plan of our report dated February 9, 1998, with respect to the consolidated financial statements and schedule of The Lincoln Electric Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP

Cleveland, Ohio
June 29, 1998